Exhibit 99.1

Press Release

Navidea Biopharmaceuticals, Inc. Enters Asset Purchase Agreement with Meilleur Technologies, Inc. for Rights to NAV4694

The Asset Purchase Agreement allows Meilleur Technologies, Inc. to develop and commercialize markets while Navidea Biopharmaceuticals, Inc. receives additional liquidity for focused growth.

DUBLIN, Ohio, April 13, 2023 (BUSINESS WIRE) -- Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) (“Navidea” or the “Company”), a company focused on the development of precision immunodiagnostic agents and immunotherapeutics, today announced it has signed an Asset Purchase Agreement allowing Meilleur Technologies, Inc. (Meilleur), to acquire certain assets and assume certain liabilities of Navidea relating to developing and commercializing NAV4694 for a purchase price of $750,000 plus significant milestone and sales related future payments.

The agreement is related to NAV4694, a beta-amyloid imaging agent being evaluated as an aid in the differential diagnosis of early-onset Alzheimer’s disease, providing an exclusive license for Meilleur to develop and commercialize NAV4694 worldwide.

"This is a significant partnership and step forward for everyone involved.” Rick Hiatt, President & CEO of Meilleur Technologies, Inc., said. “Meilleur is focused on enhancing access to key technologies which advance and improve brain health, and our transaction with Navidea aligns perfectly with our focus.”

According to the terms of the agreement, Meilleur remitted a cash payment of $250,000 to the Company at closing and agreed to an additional cash payment of $500,000 to the Company within 60 days after the closing date. In addition, certain future milestone-related and contingent payments may be made by Meilleur to the Company, based on potential licensing events, regulatory submissions and regulatory approvals, and net sales of approved product derived from NAV4694.

“Our strategy includes building process rigor to advance our therapeutics and clinical trials while also cultivating growth in new markets," Dr. Jason Myers, owner and Founder of G2G Ventures, stated. “This partnership allows us to propel the former while developing the latter, and we are pleased to be working closely with Meilleur’s team of experts on the market development side.”

About NAV4694

NAV4694 is a Fluorine-18 labeled precision radiopharmaceutical candidate intended for use in Positron Emission Tomography (PET) imaging and evaluation of patients with signs or symptoms of cognitive impairment such as Alzheimer’s disease (AD). NAV4694 binds to beta-amyloid deposits in the brain that can then be imaged in scans. Beta-amyloid plaque pathology is widely used in the diagnosis of AD. The ability of NAV4694 imaging to display amyloid plaque pathology may enable earlier identification of AD and improve monitoring of disease progression and interpretation of brain scan images. There is an ongoing NAV4694 Phase 2b trial in Mild Cognitive Impairment and a Phase 3 program for NAV4694 in AD.

About Meilleur Technologies

Meilleur Technologies’ vision is to globally develop diagnostics and technology that will impact patients with neurodegenerative disorders including Alzheimer's disease. Meilleur’s affiliate company, Cerveau Technologies, Inc., has recently announced its acquisition by Lantheus Holdings, Inc. which will continue to develop and scale Cerveau’s novel Tau tracer which is proving to be critical to the overall management of Neurodegenerative disease.

About Navidea

Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) is a biopharmaceutical company focused on the development of precision immunodiagnostic agents and immunotherapeutics. Navidea is developing multiple precision-targeted products based on its Manocept platform to enhance patient care by identifying the sites and pathways of disease and enable better diagnostic accuracy, clinical decision-making, and targeted treatment. Navidea’s Manocept platform is predicated on the ability to specifically target the CD206 mannose receptor expressed on activated macrophages. The Manocept platform serves as the molecular backbone of Tc99m tilmanocept, the first product developed and commercialized by Navidea based on the platform. Navidea’s strategy is to deliver superior growth and shareholder return by bringing to market novel products and advancing the Company’s pipeline through global partnering and commercialization efforts. For more information, visit www.navidea.com.

About G2G Ventures

G2G Ventures is a Colorado-based private equity firm focused on empowering organizations to reach their full potential through investment and consulting services. Specializing in creating long-term partnerships with trusted investors and established businesses, G2G Ventures draws on strong internal balance sheet liquidity, augmented by trusted investor capital, to craft bespoke capital solutions which include private equity investment, venture capital participation, and mezzanine debt options. Beyond financial investment, G2G Ventures provides accretive consulting services to help clarify strategic goals and key performance indicators (KPIs), evolve financial processes, and enhance operational effectiveness. To learn more about how G2G Ventures is a growth partner for enduring business, connect with our team.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements include our expectations regarding pending litigation and other matters. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things: our history of operating losses and uncertainty of future profitability; the final outcome of any pending litigation; our ability to successfully complete research and further development of our drug candidates; the timing, cost and uncertainty of obtaining regulatory approvals of our drug candidates; our ability to successfully commercialize our drug candidates; dependence on royalties and grant revenue; our ability to implement our growth strategy; anticipated trends in our business; our limited product line and distribution channels; advances in technologies and development of new competitive products; our ability to comply with the NYSE American continued listing standards; our ability to maintain effective internal control over financial reporting; the impact of the current coronavirus pandemic; and other risk factors detailed in our most recent Annual Report on Form 10-K and other SEC filings. You are urged to carefully review and consider the disclosures found in our SEC filings, which are available at http://www.sec.gov or at http://ir.navidea.com.

Investors are urged to consider statements that include the words “will,” “may,” “could,” “should,” “plan,” “continue,” “designed,” “goal,” “forecast,” “future,” “believe,” “intend,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions, as well as the negatives of those words or other comparable words, to be uncertain forward-looking statements.

You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be incorrect. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this report. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this report may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Investor Relations Contact

Navidea Biopharmaceuticals, Inc.

Joseph Meyer - Director of Finance and Accounting

jmeyer@navidea.com

(614)-793-7500 X 2370